Exhibit 23.1

Ardmore Shipping Corporation

Belvedere Building

69 Pitts Bay Road, Ground Floor

Pembroke, HM08

Bermuda

1 September 2023

Dear Sir/Madam:

Reference is made to the registration statement on Form F-3 (File No. 333-267260) (the “Registration Statement”) and the prospectus supplement relating thereto (the “Prospectus”) of Ardmore Shipping Corporation (the “Company”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), and the public offering of shares of the Company’s common shares, par value $0.01 per share, having an aggregate offering price of up to $50,000,000. We hereby consent to all references to our name in the Prospectus and the use of the statistical information supplied by us set forth in the section of the Company’s Form 20-F for the year ended December 31, 2022 (which is incorporated by reference into the Prospectus), entitled “The International Product and Chemical Tanker Industry” in Item 4.B of such Form 20-F. We further advise you that our role has been limited to the provision of such statistical data supplied by us. With respect to such statistical data, we advise you that:

(1) We have accurately described the international products and chemical tanker industry; and

(2) Our methodologies for collecting information and data may differ from those of other sources and does not reflect all or even necessarily a comprehensive set of the actual transactions occurring in the international products and chemical tanker industry.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act and the reference to our firm in the section of the Prospectus entitled “Experts.”

Yours sincerely,

/s/ Jayendu Krishna

Jayendu Krishna

Director-Deputy Head Maritime Advisors

Drewry Shipping Consultants Ltd

LONDON | DELHI | SINGAPORE | SHANGHAI

Drewry Shipping Consultants, 35-41 Folgate Street, London E1 6BX, United Kingdom

t: +44 (0) 20 7538 0191    f: +44 (0) 20 7987 9396    e: enquiries@drewry.co.uk

Registered in England No. 3289135    Registered VAT No. 830 3017 77

www.drewry.co.uk